COMMON STOCK AND COMMON UNIT INVESTMENT AGREEMENT

This Common Stock and Common Unit Investment Agreement (this “Agreement”) is dated as of the Agreement Date and is between the Companies (as hereafter defined), on the one hand, and the Purchasers (as hereafter defined), on the other hand.

The parties agree as follows:

1.DEFINITIONS. Capitalized terms used and not otherwise defined in this Agreement or the Exhibit and Schedules thereto have the meanings set forth in Exhibit A.

2.INVESTMENT. Subject to the terms and conditions of this Agreement, including the Agreement Terms set forth in Exhibit B, (i) each Purchaser shall purchase from the Corporation at the applicable Closing, and the Corporation shall sell and issue to each Purchaser at such Closing, that number of shares of Common Stock of the Corporation set forth opposite such Purchaser’s name on Schedule 1, at a price per share equal to the applicable Purchase Price for the Corporation’s Common Stock, (ii) each Purchaser shall purchase from the LLC at the applicable Closing, and the LLC shall sell and issue to each Purchaser at such Closing, that number of Common Units of the LLC set forth opposite such Purchaser’s name on Schedule 1, at a price per Unit equal to the applicable Purchase Price for the LLC’s Common Units and (iii) each Purchaser, the Corporation and the LLC, agrees to be bound by its obligations set forth in this Agreement and to grant to the other parties hereto the rights set forth in this Agreement.

3.ENTIRE AGREEMENT. This Agreement (including all the Exhibits and Schedules hereto) together with the Restated Charter and the Restated Operating Agreement, constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

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EXHIBIT A DEFINITIONS

1.OVERVIEW DEFINITIONS.

"Agreement Date" means January 6, 2021.

"Companies" means , collectively, (i) Innovation Labs Ltd., a Delaware corporation (the "Corporation"),

and (ii) Innovation Shares LLC, a Delaware limited liability company (the "LLC"). "Company " means either the Corporation or the LLC, individually, as applicable. "Governing Law" means the laws of the State of Delaware.

"Dispute Resolution Jurisdiction" means the federal or state courts located in New York County, Borough of Manhattan, the State of New York.

2.TERM SHEET DEFINITIONS.

"Maior Purchaser Threshold" means both (i) 1,685,760 shares of the Corporation's Common Stock and (ii) 1,685,760 units of the LLC's Common Units.

"Purchase Price" means $0.0475 per share for the Common Stock and $0.19 per unit for the Company Common Units.

"Purchaser" is defined on Exhibit B hereto.

"Total Series Post Seed Investment Amount" means the sum of (a) the Corporation Investment Amount and (b) the LLC Investment Amount.

"Corporation Amount" means $40,000.

"LLC Investment Amount" means $160,000.

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A-1

SCHEDULE 1

SCHEDULE OF PURCHASERS

PURCHASERS:

Name, Address and E-Mail of Purchaser	Common Stock Shares Purchased	Common Units Purchased	Total Purchase Amount
CFN Enterprises, Inc.	842,105	842,105	$200,000

Schedule 1-1

EXHIBIT B

AGREEMENT TERMS

1.PURCHASE AND SALE OF COMMON STOCK AND COMMON UNITS.

1.1Sale and Issuance of Common Stock and Common Units.

1.1.1The Corporation shall adopt and file the Corporation’s Amended and Restated Certificate of Incorporation in substantially the form of Exhibit C attached to this Agreement (the “Restated Charter”) with the Delaware Secretary of State on or before the Initial Closing. The LLC shall adopt the LLC’s Second Amended and Restated Limited Liability Company Agreement in substantially the form of Exhibit D attached to this Agreement (the “Restated Operating Agreement”).

1.1.2Subject to the terms and conditions of this Agreement, each investor listed as a “Purchaser” on Schedule 1 (each, a “Purchaser”) (a) shall purchase from the Corporation at the applicable Closing, and the Corporation agrees to sell and issue to each Purchaser at such Closing, that number of shares of Common Stock of the Corporation (“Common Stock”) set forth opposite such Purchaser’s name on Schedule 1, at a purchase price per share equal to the Purchase Price (for Common Stock), as applicable; and (b) shall purchase from the LLC at the applicable Closing, and the LLC agrees to sell and issue to each Purchaser at such Closing, that number of Series Post Seed Preferred Membership Units of the LLC (“Common Units”) set forth opposite such Purchaser’s name on Schedule 1, at a purchase price per such membership unit equal to the Purchase Price (for Common Units).

1.2Closing; Delivery.

1.2.1The initial purchase and sale of the shares of Common Stock and accounts the Common Units hereunder shall take place remotely via the exchange of documents and signatures on the Agreement Date or the subsequent date on which one or more Purchasers execute counterpart signature pages to this Agreement and deliver to each Company the portion of the Purchase Price payable to such Company for the shares of Common Stock (in the case of the Corporation) or the Common Units (in the case of the LLC), as applicable, issuable by such Company under this Agreement (which date is referred to herein as the “Initial Closing”).

1.2.2At any time and from time to time during the ninety (90) day period immediately following the date of the Initial Closing (the “Additional Closing Period”), the Companies may, at one or more additional closings (each, an “Additional Closing” and together with the Initial Closing, each, a “Closing”), without obtaining the signature, consent or permission of any of the Purchasers in the Initial Closing or any prior Additional Closing, offer and sell to other investors, who may include Purchasers who have purchased Common Stock and Common Units at the Closing or any earlier Additional Closing (the “New Purchasers”), as follows, at a per share or unit purchase price equal to the applicable Purchase Price, (a) in the case of the Corporation, up to that number of shares of Common Stock that is equal to that number of shares of Common Stock equal to the quotient of (x) Corporation Series Post Seed Investment Amount divided by (y) the Purchase Price for Common Stock, rounded up to the next whole share (the “Total Shares Authorized for Sale”) less the number of shares of Common Stock actually issued and sold by the Company at the Initial Closing and at any prior Additional Closings and (b) in the case of the LLC, up to that number of units of Common Units that is equal to that number of units of Common Units equal to the quotient of (x) LLC Series Post Seed Investment Amount divided by (y) the Purchase Price for Common Units, rounded up to the next whole unit (the “Total Units Authorized for Sale”) less the number of Common Units actually issued and sold by the Company at the Initial Closing and at any prior Additional Closings. New Purchasers may include persons or entities who are already

Purchasers under this Agreement. The Companies and each of the New Purchasers purchasing shares of Common Stock or Common Units at each Additional Closing will execute counterpart signature pages to this Agreement and each New Purchaser will, upon delivery by such New Purchaser and acceptance by the Companies of such New Purchaser’s signature page and delivery of the applicable Purchase Price by such New Purchaser to each of the Companies, become a party to, and bound by, this Agreement to the same extent as if such New Purchaser had been a Purchaser at the Initial Closing and each such New Purchaser shall be deemed to be a Purchaser for all purposes under this Agreement as of the date of the applicable Additional Closing.

1.2.3Promptly following each Closing, if required by either of the Companies’ governing documents, the Companies shall deliver to each Purchaser participating in such Closing a certificate representing (in the case of the Corporation) the shares of Common Stock or (in the case of the LLC) units of Common Units being purchased by such Purchaser at such Closing against payment of the Purchase Price therefor by check payable to such Company, by wire transfer to a bank account designated by such Company, by cancellation or conversion of indebtedness of such Company to Purchaser or by any combination of such methods.

2.REPRESENTATIONS AND WARRANTIES OF THE CORPORATION. The Corporation hereby represents and warrants to each Purchaser that the following representations are true and complete as of the date of the Agreement Date, except as otherwise indicated.

2.1Organization, Good Standing, Corporate Power and Qualification. The Corporation is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and corporate authority required (a) to carry on its business as presently conducted and as presently proposed to be conducted and (b) to execute, deliver and perform its obligations under this Agreement. The Corporation is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the failure to so qualify or be in good standing would have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Companies.

2.2Capitalization.

2.2.1The authorized capital of the Corporation consists, immediately prior to the Agreement Date (unless otherwise noted), of the following:

(a)18,000,000 shares of Common Stock, $0.00001 par value per share (the “Common Stock”), 12,613,158 shares of which are, issued and outstanding; and

(b)3,000,000 shares of Preferred Stock, $0.00001 par value per share (the “Preferred Stock”), 921,054 of which are designated Series Seed Preferred Stock (the “Series Seed Preferred Stock”), 761,911 of which are designated Post Series Seed Preferred Stock (the “Post Series Seed Preferred Stock”), all of which are issued and outstanding, and the remaining 1,317,305 which have been designated Common Stock, none of which will be issued and outstanding immediately prior to the Initial Closing.

(c)All of the outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable and were issued in material compliance with all applicable federal and state securities laws.

(d)The Corporation has reserved 1,394,779 shares of Common Stock for issuance to officers, directors, employees, consultants and advisors of the Corporation and its subsidiaries and parents pursuant to the Corporation’s 2017 Equity Incentive Plan, as amended (the “Corporation’s Incentive Plan”). The Corporation’s Incentive Plan has been duly adopted by the Board of Directors of the Corporation (the “Corporation Board”) and approved by the Corporation’s stockholders. After giving effect to issuances out of the Corporation’s Incentive Plan prior to the Agreement Date and those contemplated as of the Agreement Date, 409,901 shares of Common Stock remain reserved for issuance under the Corporation’s Incentive Plan.

(e)Except as set forth in the Corporation’s Restated Charter, the rights of Purchasers to purchase Common Stock under this Agreement, and rights of the holders of Series Seed Preferred Stock pursuant to any Investment Agreements executed in connection with the issuance of the Series Seed Preferred Stock, there are no outstanding preemptive rights, options, warrants, conversion privileges or rights (including but not limited to rights of first refusal or similar rights), orally or in writing, to purchase or acquire any securities from the Corporation including, without limitation, any shares of Common Stock, or Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Preferred Stock.

2.3Subsidiaries. The Corporation does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Corporation is not a participant in any joint venture, partnership or similar arrangement.

2.4Authorization. All corporate action has been taken, or will be taken prior to the applicable Closing, on the part of the Corporation Board and stockholders that is necessary for the authorization, execution and delivery of this Agreement by the Corporation and the performance by the Corporation of the obligations to be performed by the Corporation as of the date hereof under this Agreement. This Agreement, when executed and delivered by the Corporation (assuming due execution and delivery by the Purchasers), shall constitute the valid and legally binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.5Valid Issuance of Shares. The shares of Common Stock, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Restated Charter, this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Based in part on the accuracy of the representations of the Purchasers in Section 5 of this Agreement and subject to filings pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, the offer, sale and issuance of the shares of Common Stock to be issued pursuant to and in conformity with the terms of this Agreement and the issuance of the Common Stock, if any, to be issued upon conversion thereof for no additional consideration and pursuant to the Restated Charter, will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the shares of Common Stock has been duly reserved for issuance, and upon issuance in accordance with the terms of the Restated Charter, will be duly authorized, validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Restated Charter, this Agreement, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser. Based in part upon the representations of the Purchasers in Section 5 of this Agreement, and subject to filings pursuant to Regulation D of the Securities Act and applicable state securities laws, the Common Stock issuable upon conversion of the shares of Common Stock will be issued in compliance with all applicable federal and state securities laws. The Corporation is not under any obligation to register under the Securities Act any of its securities (whether currently outstanding or to be issued in the future).

3.REPRESENTATIONS AND WARRANTIES OF THE LLC. The LLC hereby represents and warrants to each Purchaser that the following representations are true and complete as of the date of the Agreement Date, except as otherwise indicated.

3.1Organization, Good Standing, Company Power and Qualification. The LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all organization power and organizational authority required (a) to carry on its business as presently conducted and as presently proposed to be conducted and (b) to execute, deliver and perform its obligations under this Agreement. The LLC is duly qualified to transact business as a foreign entity and is in good standing under the laws of each jurisdiction in which the failure to so qualify or be in good standing would have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Companies.

3.2Capitalization.

3.2.1The authorized membership of the LLC consists, immediately prior to the Agreement Date (unless otherwise noted), of the following:

(a)18,000,000 common units (the “Common Units”), 12,570,176 units of which are issued and outstanding; and

(b)3,000,000 preferred units (the “Preferred Units”), 921,054 of which are designed Series Seed Preferred Units (the “Series Seed Preferred Units”), 761,911 of which are designated Post Series Seed Preferred Units (the “Post Series Seed Preferred Units”) all of which are issued and outstanding, and the remaining 1,317,305 of which are designated Common Units, none of which will be issued and outstanding immediately prior to the Initial Closing.

(c)All of the outstanding units that are Common Units are duly authorized, validly issued, fully paid and non-assessable and were issued in material compliance with all applicable federal and state securities laws.

(d)The LLC has reserved 1,394,779 Common Units for issuance to officers, directors, employees and consultants and advisors of the LLC and its subsidiaries and parents pursuant to the LLC’s 2018 Equity Incentive Plan, as amended (the “LLC’s Incentive Plan”). The LLC’s Incentive Plan has been duly adopted by the Board of Managers of the LLC (the “LLC Board”) and approved by the LLC’s members. After giving effect to issuances out of the LLC’s Incentive Plan prior to the Agreement Date and those contemplated as of the Agreement Date, 369,497 Common Units remain reserved for issuance under the LLC’s Incentive Plan.

(e)Except as set forth in the Company’s Restated Operating Agreement, the rights of the Purchasers to purchase Common Units under this Agreement, and rights of the holders of Series Seed Preferred Units pursuant to any Investment Agreements executed in connection with the issuance of the Series Seed Preferred Units, there are no outstanding preemptive rights, options, warrants, conversion privileges or rights (including but not limited to rights of first refusal or similar rights), orally or in writing, to purchase or acquire any securities from the LLC including, without limitation, any Common Units, or Preferred Units, or any securities convertible into or exchangeable or exercisable for Common Units or Preferred Units.

3.3Subsidiaries. The LLC does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The LLC is not a participant in any joint venture, partnership or similar arrangement.

3.4Authorization. All company action has been taken, or will be taken prior to the applicable Closing, on the part of the LLC Board and members that is necessary for the authorization, execution and delivery of this Agreement by the LLC and the performance by the LLC of the obligations to be performed by the LLC as of the date hereof under this Agreement. This Agreement, when executed and delivered by the LLC (assuming due execution and delivery by the Purchasers), shall constitute the valid and legally binding obligation of the LLC, enforceable against the LLC in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.5Valid Issuance of Units. The units of Common Units, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Restated Operating Agreement, this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Based in part on the accuracy of the representations of the Purchasers in Section 5 of this Agreement and subject to filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, the offer, sale and issuance of the units of Common Units to be issued pursuant to and in conformity with the terms of this Agreement and the issuance of the Common Units, if any, to be issued upon conversion thereof for no additional consideration and pursuant to the Restated Operating Agreement, will be issued in compliance with all applicable federal and state securities laws. The Common Units issuable upon conversion of the units of Common Units has been duly reserved for issuance, and upon issuance in accordance with the terms of the Restated Operating Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Restated Operating Agreement, this Agreement, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser. Based in part upon the representations of the Purchasers in Section 5 of this Agreement, and subject to filings pursuant to Regulation D of the Securities Act and applicable state securities laws, the Common Units issuable upon conversion of the units of Common Units will be issued in compliance with all applicable federal and state securities laws. The LLC is not under any obligation to register under the Securities Act any of its securities (whether currently outstanding or to be issued in the future).

4.REPRESENTATIONS AND WARRANTIES OF THE COMPANIES. The Corporation and LLC, jointly as the Companies, each hereby represents and warrants to each Purchaser that the following representations are true and complete as of the date of the Agreement Date, except as otherwise indicated.

4.1Litigation. There is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body or, to the Companies’ knowledge, currently threatened in writing (a) against either of the Companies or

(b) against any consultant, officer, director or key employee of either of the Companies arising out of his or her consulting, employment or board relationship with the Companies or that could otherwise materially impact the Companies.

4.2Compliance with Other Instruments. The Corporation is not in material violation or material default of any provisions of the Restated Charter or the Corporation’s bylaws and the LLC is not in material violation of the Restated Operating Agreement. Neither of the Companies is in material violation or material default (a) of any judgment, order, writ or decree of any court or governmental entity, (b) under any material agreement, instrument, contract, lease, note, indenture, mortgage or purchase order to which it is a party, or (c) to its knowledge, of any provision of federal or state statute, rule or regulation materially applicable to the Companies. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any such violation or default, or constitute, with or without the passage of time and giving of notice, either (i) a material default by either of the Companies under any such judgment, order, writ, decree, agreement, instrument, contract, lease, note, indenture, mortgage or purchase order or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of either of the Companies or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to either of the Companies.

5.REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE PURCHASERS. Each Purchaser hereby represents and warrants to the Companies, severally and not jointly, as follows.

5.1Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser (assuming due execution and delivery by the Company), will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) the effect of rules of law governing the availability of equitable remedies.

5.2Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Companies, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the shares of Common Stock and units of Common Units to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the shares of Common Stock or units of Common Units. The Purchaser has not been formed for the specific purpose of acquiring the shares of Common Stock or Common Units.

5.3Disclosure of Information. The Purchaser has had an opportunity to discuss the Companies’ business, management, financial affairs and the terms and conditions of the offering of the shares of Common Stock and units of Common Units with the Companies’ management. Nothing in this Section 5, including the foregoing sentence, limits or modifies the representations and warranties of the Corporation in Section 2, the representations and warranties of the LLC in Section 3 and the representations and warranties of the Companies in Section 4 of this Agreement or the right of the Purchasers to rely thereon. The Purchaser understands that investing in the shares of the Common Stock and the units of the Common Units involves a high degree of risk, including, but not limited to, those risk factors set forth on Exhibit E hereto.

5.4Restricted Securities. The Purchaser understands that the shares of Common Stock and units of Common Units have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the shares of Common Stock and units of Common Units are “restricted securities” under applicable United States federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the shares of Common Stock and units of Common Units indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Companies have no obligation to register or qualify the shares of Common Stock or units of Common Units, or the Common Stock and Common Units into which they may be converted, for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the shares of Common Stock and units of Common Units, and on requirements relating to the Companies which are outside of the Purchaser’s control, and which the Companies are under no obligation and may not be able to satisfy.

5.5No Public Market. The Purchaser understands that no public market now exists for the shares of Common Stock or the Common Units, and that the Companies have made no assurances that a public market will ever exist for the shares of Common Stock or the Common Units.

5.6Legends. The Purchaser understands that the shares of Common Stock and/or the Common Units and any securities issued in respect of or exchange for those securities, may bear any one or more of the following legends: (a) any legend set forth in, or required by, this Agreement; (b) any legend required by the securities laws of any state to the extent such laws are applicable to the shares of Common Stock or the Common Units represented by the certificate so legended; and (c) the following legend:

“THE SHARES/UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

5.7Accredited and Sophisticated Purchaser. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and will contemporaneous with the execution hereof, execute an accredited investor questionnaire in the form attached hereto as Exhibit F. The Purchaser is an investor in securities of companies in the development stage and acknowledges that Purchaser is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the shares of Common Stock and the Common Units. If other than an individual, Purchaser also represents it has not been organized for the purpose of acquiring the shares of Common Stock or the Common Units.

5.8No General Solicitation. Neither the Purchaser nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation with respect to the offer and sale of the shares of Common Stock or units of Common Units, or (b) published any advertisement in connection with the offer and sale of the shares of Common Stock or Common Units.

5.9Exculpation Among Purchasers. The Purchaser acknowledges that it is not relying upon any person, other than the Companies and its officers and directors, in making its investment or decision to invest in the Companies. The Purchaser agrees that neither any Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the shares of Common Stock or the units of the Common Units.

5.10Residence. If the Purchaser is an individual, then the Purchaser resides in the state identified in the address of the Purchaser set forth on the signature page hereto and/or on Schedule 1; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on the signature page hereto and/or on Schedule 1. In the event that the Purchaser is not a resident of the United States, such Purchaser hereby agrees to make such additional representations and warranties relating to such Purchaser’s status as a non-United States resident as reasonably may be requested by either of the Companies and to execute and deliver such documents or agreements as reasonably may be requested by either of the Companies relating thereto as a condition to the purchase and sale of any shares of Common Stock or units of Common Units by such Purchaser.

6.COVENANTS OF THE COMPANIES.

6.1Information Rights.

6.1.1Basic Financial Information. The Corporation shall furnish, as soon as practical after the reporting period ends but in no event later than 60 days (or 120 days in the case of any annual financial statements) after such reporting period ends, to each Purchaser holding a total number of shares of Common Stock and units of Common Units equal to or in excess of the Major Purchaser Threshold (a “Major Purchaser”) and any entity that requires such information pursuant to its organizational documents when available both (1) annual unaudited financial statements for each fiscal year of the Corporation, including an unaudited balance sheet as of the end of such fiscal year, an unaudited income statement, and an unaudited statement of cash flows, all prepared in accordance with generally accepted accounting principles and practices; and (2) quarterly unaudited financial statements for each fiscal quarter of the Corporation (except the last quarter of the Corporation’s fiscal year), including an unaudited balance sheet as of the end of such fiscal quarter, an unaudited income statement, and an unaudited statement of cash flows, all prepared in accordance with generally accepted accounting principles and practices, subject to changes resulting from normal year-end audit adjustments. The LLC shall furnish, as soon as practical after the reporting period ends but in no event later than 60 days (or 120 days in the case of any annual financial statements) after such reporting period ends, to each Major Purchaser and any entity that requires such information pursuant to its organizational documents when available both (1) annual unaudited financial statements for each fiscal year of the LLC, including an unaudited balance sheet as of the end of such fiscal year, an unaudited income statement, and an unaudited statement of cash flows, all prepared in accordance with generally accepted accounting principles and practices; and (2) quarterly unaudited financial statements for each fiscal quarter of the LLC (except the last quarter of the LLC’s fiscal year), including an unaudited balance sheet as of the end of such fiscal quarter, an unaudited income statement, and an unaudited statement of cash flows, all prepared in accordance with generally accepted accounting principles and practices, subject to changes resulting from normal year-end audit adjustments. If the Company has audited records of any of the foregoing, it shall provide those in lieu of the unaudited versions.

6.1.2Confidentiality. Anything in this Agreement to the contrary notwithstanding, no Purchaser by reason of this Agreement shall have access to any trade secrets or confidential information of either of the Companies. Neither of the Companies shall be required to comply with any information rights of any Purchaser whom such Company reasonably determines to be a competitor or any officer, employee, director, or holder of ten percent (10%) or more of a competitor. Each Purchaser shall keep confidential and shall not disclose, divulge, or use for any purpose (other than to monitor its investment in the Companies), or enable or permit any other person to use, any confidential information obtained from any of the Companies pursuant to the terms of this Agreement other than to any of the Purchaser’s attorneys, accountants, consultants, and other professionals, to the extent necessary to obtain their services in connection with monitoring the Purchaser’s investment in the Companies.

7.RESTRICTIONS ON TRANSFER; DRAG ALONG.

7.1Limitations on Disposition. In addition to any transfer restrictions contained in the Company’s bylaws or Restated Operating Agreement, each person owning of record shares of Series Seed Preferred Stock or Series Seed Preferred Units, or Common Stock of the Corporation or Common Units of the LLC issued or issuable pursuant to the conversion of the shares of Series Seed Preferred Stock or Series Seed Preferred Units, and any shares of Common Stock of the Corporation or any Common Units of the LLC issued as a dividend or other distribution with respect thereto or in exchange therefor or in replacement thereof (collectively, the “Securities”) or any assignee of record of Securities (each such person, a “Holder”) shall not make any disposition of all or any portion of any Securities unless:

(a)there is then in effect a registration statement under the Securities Act, covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)such Holder has notified the applicable Company of the proposed disposition and has furnished such Company with a statement of the circumstances surrounding the proposed disposition, and, at the expense of such Holder or its transferee, with an opinion of counsel, reasonably satisfactory to such Company, that such disposition will not require registration of such securities under the Securities Act.

Notwithstanding the provisions of Sections 7.1(a) and (b), no such registration statement or opinion of counsel will be required: (i) for any transfer of any Securities in compliance with the Securities and Exchange Commission’s Rule 144 or Rule 144A, or (ii) for any transfer of any Securities by a Holder that is a partnership, limited liability company, a corporation, or a venture capital fund to (A) a partner of such partnership, a member of such limited liability company, or stockholder of such corporation,

(B) an affiliate of such partnership, limited liability company or corporation (including, any affiliated investment fund of such Holder), (C) a retired partner of such partnership or a retired member of such limited liability company, (D) the estate of any such partner, member, or stockholder, or (iii) for the transfer without additional consideration or at no greater than cost by gift, will, or intestate succession by any Holder to the Holder’s spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that, in the case of clauses (ii) and (iii), the transferee agrees in writing to be subject to the terms of this Agreement to the same extent as if the transferee were an original Purchaser under this Agreement.

7.2“Market Stand-Off” Agreement. To the extent requested by any Company or an underwriter of securities of any Company, each Holder shall not sell or otherwise transfer or dispose of any Securities or other shares of stock or units of such Company then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) for up to 180 days following the effective date of the final prospectus related to the initial public offering of or up to 90 days following the effective date of any other registration statement of such Company filed under the Securities Act. For purposes of this Section 7.2, “Company” includes any wholly-owned subsidiary of the Company into which the Company merges or consolidates. The Company may place restrictive legends on the certificates representing the shares subject to this Section 7.2 and may impose stop transfer instructions with respect to the Securities and such other shares of stock of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Each Holder shall enter into any agreement reasonably required by the underwriters to implement the foregoing within any reasonable time frame so requested. Any discretionary waiver or termination of the restrictions of this Section 7.2 or any other similar market stand-off restriction by a Company (unless such discretionary waiver or termination is approved by the holders of outstanding securities of such Company holding securities of such Company possessing at least a majority of the voting power of all outstanding securities of such Company) shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

7.3Drag Along Right. In the event of both, or either, (a) a Deemed Liquidation Event (as defined in the Restated Charter) is approved by each of (i) the holders of a majority of the shares of the Corporation’s Common Stock then-outstanding (other than those issued or issuable upon conversion of the shares of Series Seed Preferred Stock and the Common Stock), (ii) the holders of then-outstanding shares of Series Seed Preferred Stock, then-outstanding shares of Common Stock issued upon conversion of shares of Series Seed Preferred Stock (“Series Seed Conversion Stock”), then-outstanding shares of Common Stock, then-outstanding shares of Common Stock issued upon conversion of shares of Common Stock (“Series Post Seed Conversion Stock”) that represent a majority of the voting power (measured on an as- converted basis) of all such then-outstanding shares of Series Seed Preferred Stock, Series Seed Conversion Stock, Common Stock and Series Post Seed Conversion Stock and (iii) the Corporation Board, then each Stockholder who is a party to this Agreement or a transferee of Series Seed Preferred Stock and/or Series Seed Conversion Stock and of Common Stock and/or Series Post Seed Conversion Stock shall vote (in person, by proxy or by action by written consent, as applicable) all shares of capital stock of the Corporation now or hereafter directly or indirectly owned of record or beneficially by such Stockholder (collectively, the “Shares”) in favor of, and adopt, such Deemed Liquidation Event and to execute and deliver all related documentation and take such other action in support of the Deemed Liquidation Event as may reasonably be requested by the Corporation to carry out the terms and provision of this Section 7.3, including executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents and/or (b) a Deemed Liquidation Event (as defined in the Restated Operating Agreement) is approved by each of (i) the holders of a majority of the Common Units then-outstanding (other than those issued or issuable upon conversion of the Series Seed Preferred Units and the Common Units), (ii) the holders of then-outstanding Series Seed Preferred Units, then-outstanding Common Units issued upon conversion of Series Seed Preferred Units (“Series Seed Conversion Units”), then-outstanding Common Units and then-outstanding Common Units issued upon conversion of Common Units (“Series Post Seed Conversion Units”) that represent a majority of the voting power (measured on an as-converted basis) of all such then-outstanding Series Seed Preferred Units, Series Seed Conversion Units, Common Units and Series Post Seed Conversion Units and (iii) the LLC Board, then each Unitholder who is a party to this Agreement or a transferee of Series Seed Preferred Units and/or Series Seed Conversion Units and Common Units and/or Series Post Seed Conversion Units shall vote (in person, by proxy or by action by written consent, as applicable) all Units of the LLC now or hereafter directly or indirectly owned of record or beneficially by such Unitholder (collectively, the “Units”) in favor of, and adopt, such Deemed Liquidation Event and to execute and deliver all related documentation and take such other action in support of the Deemed Liquidation Event as may reasonably be requested by the LLC to carry out the terms and provision of this Section 7.3, including executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, units certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents. The obligation of any party to take the actions required by this Section 7.3 will not apply to a Deemed Liquidation Event if the other party involved in such Deemed Liquidation Event is an affiliate, unitholder, or stockholder of the Company holding more than 10% of the voting power of the Company.  “Stockholder” means each Holder of capital stock of the

Corporation and any transferee thereof. “Unitholder” means each Holder of units of the LLC and any transferee thereof.

7.4Exceptions to Drag Along Right. Notwithstanding the foregoing, a Stockholder or Unitholder need not comply with Section 7.3 above in connection with any proposed Deemed Liquidation Event of the Corporation or LLC, as applicable (the “Proposed Sale”) unless:

(a)any representations and warranties to be made by the Stockholder and/or Unitholder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shares or Units, as applicable, including representations and warranties that (i) the Stockholder and/or Unitholder holds all right, title and interest in and to the Shares the Stockholder and/or the Units the Unitholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Stockholder and/or Unitholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Stockholder and/or Unitholder have been duly executed by the Stockholder and/or Unitholder and delivered to the acquirer and are enforceable against the Stockholder and/or Unitholder in accordance with their respective terms, and (iv) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Stockholder’s and/or Unitholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law, or judgment, order, or decree of any court or governmental agency;

(b)the Stockholder and/or Unitholder will not be liable for the inaccuracy of any representation or warranty made by any other Person in connection with the Proposed Sale, other than either of the Companies (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties, and covenants of any of the Companies as well as breach by any stockholder or unitholder of any identical representations, warranties and covenants provided by all stockholders or unitholders);

(c)the liability for indemnification, if any, of the Stockholder and/or Unitholder in the Proposed Sale and for the inaccuracy of any representations and warranties made by any of the Companies or its Stockholder and/or Unitholders in connection with such Proposed Sale, is several and not joint with any other Person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of any of the Companies as well as breach by any stockholder or unitholder of any identical representations, warranties, and covenants provided by all stockholders or unitholders), and except as required to satisfy the liquidation preference of the Series Seed Preferred Stock, Series Seed Preferred Units, the Common Stock or the Common Units, if any, is pro rata in proportion to, and does not exceed, the amount of consideration paid to such Stockholder and/or Unitholder in connection with such Proposed Sale;

(d)liability will be limited to the Stockholder’s and/or Unitholder’s applicable share (determined based on the respective proceeds payable to each Stockholder and/or Unitholder in connection with the Proposed Sale in accordance with the provisions of the Restated Charter or the Restated Operating Agreement) of a negotiated aggregate indemnification amount that applies equally to all Stockholders and/or Unitholders but that in no event exceeds the amount of consideration otherwise payable to the Stockholder and/or Unitholder in connection with the Proposed Sale, except with respect to claims related to fraud by the Stockholder and/or Unitholder, the liability for which need not be limited as to the Stockholder and/or Unitholder;

(e)upon the consummation of the Proposed Sale, (i) each holder of each class or series of any of the Companies’ stock or units will receive the same form of consideration for their shares or units of such class or series as is received by other holders in respect of their shares or units of such same class or series of stock or units unless the holders of at least a majority of Series Seed Preferred Stock and Common Stock, voting as a single class, or Series Seed Preferred Unit or Series Post Seed Preferred Unit, voting as a single class, as applicable, elect otherwise, (ii) each holder of Series Seed Preferred Stock or Series Seed Preferred Units will receive the same amount of consideration per share of such Series Seed Preferred Stock or per unit of Series Seed Preferred Units as is received by other holders in respect of their shares or units of such same series, (iii) each holder of Common Stock or Common Units will receive the same amount of consideration per share of such Common Stock or per unit of Common Units as is received by other holders in respect of their shares or units of such same series, (iv) each holder of Common Stock or Common Units will receive the same amount of consideration per share of Common Stock or per unit of Common Units as is received by other holders in respect of their shares of Common Stock or Common Units, and (v) unless the holders of at least a majority of the Series Seed Preferred Stock and Common Stock, voting as a single class, or Series Seed Preferred Units and Common Units, voting as a single class, elect to receive a lesser amount, the aggregate consideration receivable by all holders of the preferred and common shall be allocated among the holders of preferred and common on the basis of the relative liquidation preferences to which the holders of each respective series are entitled in a Deemed Liquidation Event (assuming for this purpose that the Proposed Sale is a Deemed Liquidation Event) in accordance with the Restated Charter or Restated Operating Agreement, as applicable, in effect immediately prior to the Proposed Sale.

7.5Legends. Each certificate, instrument, or book entry representing any Common Stock or Series Post Seed Conversion Stock, or any Common Units or Series Post Seed Conversion Units, shall be notated by the applicable Company with a legend reading substantially as follows:

“THE [SHARES] [UNITS] REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, A MARKET STANDOFF AGREEMENT AND A DRAG-ALONG AGREEMENT SET FORTH IN A COMMON STOCK AND SERIES POST SEED PREFERRED UNIT INVESTMENT AGREEMENT WITH THE ISSUER OF SUCH [SHARES] [UNITS] AND OTHER PARTIES, AS IT MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH RESTRICTIONS ON TRANSFER, A MARKET STANDOFF AGREEMENT AND A DRAG-ALONG AGREEMENT THAT ARE SET FROTH THEREIN.”

The Corporation, by its execution of this Agreement, agrees that it will cause the certificates, instruments, or book entry evidencing the shares of Common Stock and Series Post Seed Conversion Stock that are now or hereafter subject to the provisions of this Section 7, and the LLC, by its execution of this Agreement, agrees that it will cause the certificates, instruments, or book entry evidencing the Common Units and Series Post Seed Conversion Units that are now or hereafter subject to the provisions of this Section 7, to be notated with the legend required by this Section 7.5 and it shall supply, free of charge, a copy of this Agreement to any holder of such shares or units upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates, instruments, or book entry evidencing the shares or units to be notated with the legend required by this

Section 7.5 and/or the failure of any of the Companies to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

8.PARTICIPATION RIGHT.

8.1General. Each Major Purchaser has the right of first refusal to purchase the Major Purchaser’s Pro Rata Share of any New Securities (as defined below) that the Corporation and/or the LLC may from time to time issue after the date of this Agreement, provided, however, the Major Purchaser will have no right to purchase any such New Securities if the Major Purchaser cannot demonstrate to the Companies’ reasonable satisfaction that such Major Purchaser is at the time of the proposed issuance of such New Securities an “accredited investor” as such term is defined in Regulation D under the Securities Act. A Major Purchaser’s “Pro Rata Share” for means: (a) with respect to a proposed issuance of New Securities by the Corporation, the ratio of (i) the number of shares of the Corporation’s Common Stock issued or issuable upon conversion of the shares of Common Stock issued under this Agreement that are owned by such Major Purchaser, to (ii) the Fully-Diluted Capitalization Number for the Corporation and

(b) with respect to a proposed issuance of New Securities by the LLC, the ratio of (i) the number of the LLC’s Common Units issued or issuable upon conversion of the Common Units issued under this Agreement that are owned by such Major Purchaser, to (ii) the Fully-Diluted Capitalization Number for the LLC. For purposes of this Agreement, the term “Fully-Diluted Capitalization Number” shall mean (A) for the Corporation, that number of shares of the Corporation’s capital stock equal to the sum of (i) all shares of the Corporation’s capital stock (on an as-converted basis) issued and outstanding, assuming exercise or conversion of all options, warrants and other convertible securities and (ii) all shares of the Corporation’s capital stock reserved and available for future grant under any equity incentive or similar plan and (B) for the LLC, that number of units of the LLC equal to the sum of (i) all units of the LLC (on an as-converted basis) issued and outstanding, assuming exercise or conversion of all options, warrants and other convertible securities and (ii) all units of the LLC reserved and available for future grant under any equity incentive or similar plan.

8.2New Securities. “New Securities” means (A) for the Corporation, any Common Stock or Preferred Stock, whether now authorized or not, and rights, options or warrants to purchase Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into Common Stock or Preferred Stock; provided, however, that “New Securities” does not include: (a) shares of Common Stock issued or issuable upon conversion of any outstanding shares of Preferred Stock; (b) shares of Common Stock or Preferred Stock issuable upon exercise of any options, warrants, or rights to purchase any securities of the Corporation outstanding as of the Agreement Date and any securities issuable upon the conversion thereof; (c) shares of Common Stock or Preferred Stock issued in connection with any stock split or stock dividend or recapitalization; (d) shares of Common Stock (or options, warrants or rights therefor) granted or issued after the Agreement Date to employees, officers, directors, contractors, consultants or advisers to, the Corporation or any subsidiary of the Corporation pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Corporation Board; (e) shares of the Corporation’s Common Stock issued pursuant to this Agreement; (f) any other shares of Common Stock or Preferred Stock (and/or options or warrants therefor) issued or issuable primarily for other than equity financing purposes (including those issued to banks, equipment lessors or other financial institutions pursuant to a debt financing or equipment lease or to landlords pursuant to real estate leases, as well as related to a commercial transaction, technology license, development, marketing or similar transaction with a strategic partnership) and approved by the Corporation Board; and (g) shares of Common Stock issued or issuable by the Corporation to the public pursuant to a registration statement filed under the Securities Act and (B) for the LLC, any Common Units or Preferred Units, whether now authorized or not, and rights, options or warrants to purchase Common Units or Preferred Units, and securities of any type whatsoever that are, or may become, convertible or exchangeable into Common Units or Preferred Units; provided, however, that “New Securities” does not include: (a) Common Units issued or issuable upon conversion of any outstanding Preferred Units; (b) Common Units or Preferred Units issuable upon exercise of any options, warrants, or rights to purchase any securities of the LLC outstanding as of the Agreement Date and any securities issuable upon the conversion thereof; (c) Common Units or Preferred Units issued in connection with any unit split or unit distribution or recapitalization; (d) Common Units (or options, warrants or rights therefor) granted or issued after the Agreement Date to employees, officers, directors, contractors, consultants or advisers to, the LLC or any subsidiary of the LLC pursuant to incentive agreements, unit purchase or unit option plans, unit bonuses or awards, warrants, contracts or other arrangements that are approved by the LLC Board; (e) the LLC’s Common Units issued pursuant to this Agreement; (f) any other Common Units or Preferred Units (and/or options or warrants therefor) issued or issuable primarily for other than equity financing purposes (including those issued to banks, equipment lessors or other financial institutions pursuant to a debt financing or equipment lease, or to landlords pursuant to real estate leases as well as related to a commercial transaction, technology license, development, marketing or similar transaction with a strategic partnership) and approved by the LLC Board; and (g) Common Units issued or issuable by the LLC to the public pursuant to a registration statement filed under the Securities Act.

8.3Procedures. If the Corporation and/or LLC proposes to undertake an issuance of New Securities, the applicable Company shall give notice to each Major Purchaser of its intention to issue New Securities (the “Notice”), describing the type of New Securities and the price and the general terms upon which the Corporation and/or LLC proposes to issue the New Securities. Each Major Purchaser will have (10) days from the date of notice, to agree in writing to purchase such Major Purchaser’s Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Corporation and/or LLC, as appropriate and applicable, and stating therein the quantity of New Securities to be purchased (not to exceed such Major Purchaser’s Pro Rata Share).

8.4Failure to Exercise. If the Major Purchasers fail to exercise in full the right of first refusal within the 10-day period, then the Corporation and/or LLC, as appropriate and applicable, will have one hundred twenty (120) days thereafter to sell the New Securities with respect to which the Major Purchasers’ rights of first refusal hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Companies’ Notice to the Major Purchasers. If the Corporation and/or LLC has not issued and sold the New Securities within the 120-day period, then the Corporation and/or LLC shall not thereafter issue or sell any New Securities without again first offering those New Securities to the Major Purchasers pursuant to this Section 8.

9.GENERAL PROVISIONS.

9.1Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. No Stockholder or Unitholder may transfer Shares or Units unless each transferee agrees to be bound by the terms of this Agreement.

9.2Governing Law. This Agreement is governed by the Governing Law, regardless of the laws that might otherwise govern under applicable principles of choice of law.

9.3Counterparts; Facsimile or Electronic Signature. This Agreement may be executed and delivered by facsimile or electronic signature and in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

9.4Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. References to sections or subsections within this set of Agreement Terms shall be deemed to be references to the sections of this set of Agreement Terms contained in Exhibit B to the Agreement, unless otherwise specifically stated herein.

9.5Notices. All notices and other communications given or made pursuant to this Agreement must be in writing and will be deemed to have been given upon the earlier of actual receipt or:

(a) personal delivery to the party to be notified, (b) when sent, if sent by facsimile or electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications must be sent to the respective parties at their address as set forth on the signature page or Schedule 1, or to such address, facsimile number or electronic mail address as subsequently modified by written notice given in accordance with this Section 9.5.

9.6No Finder’s Fees. Each party severally represents to the other parties that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser shall indemnify, defend, and hold harmless the Companies from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees, or representatives is responsible. The Companies shall indemnify, defend, and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Companies or any of its officers, employees or representatives is responsible.

9.7Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which the party may be entitled. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery, and performance of the Agreement.

9.8Amendments and Waivers. Except as specified in Section 1.2.2, any term of this Agreement may be amended, terminated or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Corporation, the LLC, the Purchasers holding a majority of the then-outstanding shares of Common Stock (or Series Post Seed Conversion Stock) and the Purchasers holding a majority of then-outstanding units of Common Units (or Series Post Seed Conversion Units). Notwithstanding the foregoing, the addition of a party to this Agreement pursuant to a transfer of Shares or Units in accordance with Section 9.1 will not require any further consent. Any amendment or waiver effected in accordance with this Section 9.8 will be binding upon the Purchasers, each transferee of the shares of Common Stock (or Series Post Seed Conversion Stock) or Common Stock or of the units of Common Units (or Series Post Seed Conversion Units) or Common Units from a Purchaser, as applicable, and each future holder of all such securities, and the Companies.

9.9Severability. The invalidity or unenforceability of any provision of this Agreement will in no way affect the validity or enforceability of any other provision.

9.10Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, will impair any such right, power or remedy of such non-breaching or non-defaulting party nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, are cumulative and not alternative.

9.11Termination. For the avoidance of doubt, the continued obligations of the parties to this Agreement under Sections 6, 7, 8 and 9 shall survive the Closing, and unless terminated earlier pursuant to the terms of this Agreement, (x) the rights, duties and obligations under Sections 6 and 8 will terminate immediately prior to the closing of either of the Companies’ initial public offering of Common Stock or Common Units pursuant to an effective registration statement filed under the Securities Act, (y) notwithstanding anything to the contrary herein, this Agreement (excluding any then-existing obligations) will terminate upon the closing of a Deemed Liquidation Event as defined in the Companies’ Restated Charter or Restated Operating Agreement, in each case as amended from time to time and (z) notwithstanding anything to the contrary herein, Section, 1, 2, 3, 4, 5 and 6.1.2 and this Section 9 will survive any termination of this Agreement.

9.12Dispute Resolution. Each party (a) hereby irrevocably and unconditionally submits to the personal jurisdiction of the Dispute Resolution Jurisdiction for the purpose of any suit, action, or other proceeding arising out of or based upon this Agreement; (b) shall not commence any suit, action or other proceeding arising out of or based upon this Agreement except in the Dispute Resolution Jurisdiction; and (c) hereby waives, and shall not assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject to the personal jurisdiction of the Dispute Resolution Jurisdiction, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement, or the subject matter hereof and thereof may not be enforced in or by the Dispute Resolution Jurisdiction.

9.13Transfers. Each transferee or assignee (a) of any shares of Common Stock issued under this Agreement (or of any shares of Series Post Seed Conversion Stock) and (b) of any Common Units issued under this Agreement (or of any Series Post Seed Conversion Units) shall continue to be bound by and subject to the terms of Section 7 of this Agreement, and, as a condition precedent to the Company’s recognizing any such transfer, each transferee or assignee shall first agree in writing to be bound by and subject to each of the terms of Section 7 and Section 9 of this Agreement by executing and delivering an Adoption Agreement in the form attached hereto as Exhibit G. Upon the execution and delivery of an Adoption Agreement by any such transferee, such transferee shall be deemed to be a party to this Agreement solely for all purposes of Section 7 and Section 9 of this Agreement as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement. The Company shall not permit the transfer of the Shares or Units subject to this Agreement on its books or issue a new certificate representing any such Shares or Units unless and until such transferee shall have complied with the terms of this Section 9.13. Each certificate, instrument, or book entry representing the shares of Common Stock issued under this Agreement (or of any shares of Series Post Seed Conversion Stock) or representing any Common Units issued under this Agreement (or of any Series Post Seed Conversion Units) if issued on or after the date of this Agreement shall be notated by the Company with the legend set forth in Section 7.5 hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

THE CORPORATION:
Name:	Innovation Labs Ltd.
By:
Title:	President and Chief Executive Officer

THE LLC:
Name:	Innovation Shares LLC
By:
Title:	President and Chief Executive Officer

[SIGNATURE PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

PURCHASERS:
[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]
Name:	CFN ENTERPRISES, INC.

By:
Name: Title:

EXHIBIT C

FORM OF RESTATED CHARTER

EXHIBIT D

FORM OF RESTATED OPERATING AGREEMENT

EXHIBIT E

RISK FACTORS

For purposes of these Risk Factors, (i) the term “Company” shall mean each of the Corporation and the LLC as if the Corporation and the LLC were one Company; (ii) the term “Shares” shall mean shares of Common Stock and Series Post Seed Conversion Units; (iii) the term “directors” shall mean directors of the Corporation and managers or the LLC; (iv) the term “dividends” shall mean dividends on the shares of Common Stock and distributions on the Common Units; and (v) the term “Stockholders” shall refer to stockholders of Common Stock and unitholders of Common Units.

Risks Related to the Company

Lack of Operating History of the Company.

We have a limited operating history, which does not afford investors the ability to evaluate our future revenue prospects. Additionally, to date we have not generated any revenue and have incurred substantial losses and we may not achieve or maintain profitability in the future.

Limited access to capital resources could adversely affect our results of operations and financial condition.

We have limited access to financial resources. An inability on our part to access funding may lead to an inability to finance our operations and meet short-term financial obligations as they become due, which in turn could materially adversely affect our results of operations and financial condition. If additional financing is not available when required or is not available on favorable terms, we may be unable to take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on our business and prospects. In addition, our ability to access sufficient funding may be impaired by factors that are not specific to us, such as general market conditions, severe disruption of the financial markets or negative views about the prospects for the industries in which we operate.

We may not be able to secure adequate or reliable sources of funding required to operate our business and execute on our business plan.

The continued development of our business will require significant additional financing following the sale of the Shares, and there is no assurance that we will obtain the financing necessary to be able to achieve our business objectives. Our ability to obtain additional financing will depend on investor demand, our performance and reputation, economic and market conditions and other factors. Our inability to raise such capital could result in the delay or indefinite postponement of our current business objectives or in our inability to continue to carry on our business. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, the terms of such financing will be favorable to us.

Our efforts to grow our business may be costlier than anticipated.

Our efforts to grow our business may be costlier than we expect and we may not be able to increase our revenue enough to offset higher operating expenses. We may incur significant losses in the future for a number of reasons, including as a result of unforeseen expenses, difficulties, complications and delays, the other risks described herein and other unknown events.

We may be unable to achieve our projected revenue growth.

Our ability to achieve our projected revenue growth will depend on a number of factors, many of which are beyond our control, including, but not limited to, the availability of sufficient capital on suitable terms and competition from others. In addition, we are subject to a variety of business risks generally associated with developing companies. Future development and expansion could place significant strain on our management personnel and likely will require us to recruit additional management personnel, and there is no assurance that we will be able to do so.

We may be unable to attract or retain key personnel with sufficient experience, and we may be unable to attract, develop and retain additional employees required for our development and future success.

Our success is largely dependent on the performance of our management team and certain employees and our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. Qualified individuals are in high demand, and we may incur significant costs to attract and retain them. The loss of the services of any key personnel, or an inability to attract other suitably qualified persons when needed, could prevent us from executing on our business plan and strategy, and we may be unable to find adequate replacements on a timely basis, or at all. We do not currently maintain key-person insurance on the lives of any of our key personnel.

Our directors and officers are engaged in other business activities.

We are subject to various potential conflicts of interest because some of our directors and officers may be engaged in a range of business activities. These business interests could require the investment of significant time and attention by our directors and officers.

Actual results may vary materially from any projections provided to you.

Any financial projections which were provided to you are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. While all financial projections and estimates are necessarily speculative, we believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection and estimate extend from the date of preparation. The assumptions and estimates underlying the projected and expected results are inherently uncertain and are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial projections, estimates and targets. The inclusion of financial projection and estimates in any presentation to you should not be regarded as an indication that we or our representatives considered or consider the financial projections and estimates to be a reliable predication of future events.

We do not undertake any obligation to update or revise any forward-looking statements or projections; whether as a result of new information, future event or otherwise except as required

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by law. Important factors, among others that may affect actual results, including our ability to execute on our plans and strategies and the timing of these programs, our estimates of expenses and future revenues and profitability. Our estimates of the size of the markets for our products, our ability to protect our intellectual property rights, our estimate regarding our capital currency requirements, developments in the regulatory environment and general economic and market conditions impacting demand for our products.

Risks Related to the Sale of Shares

Your ability to liquidate your investment in the Shares will be limited because of the lack of a trading market in, and restrictions on the resale or transfer of, the Shares.

You should view the acquisition of the Shares as an illiquid investment, and you must be prepared to hold your investment indefinitely. There is no trading market for the Shares and it is uncertain when, if ever, one will develop. The Shares are not listed on a securities exchange or quoted in the over-the-counter market. In addition, subject to the limited exceptions set forth in the Company’s organizational documents, any transfer of the Shares requires the approval of the Board. The organizational documents also provide for significant restrictions on the rights of stockholders to transfer Shares. Such restrictions may adversely impact the value of the Shares.

Moreover, we will issue the Shares pursuant to exemptions from registration contained in rules promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and under applicable state laws. Consequently, such securities will be subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws. You cannot transfer these securities except pursuant to an effective registration statement under the Securities Act or an exemption from registration. Any such resales or transfers must also comply with any applicable state securities law requirements. We may refuse to effect certain transfers of the Shares if such transfers would result in a violation of federal or state securities laws or the terms of the organizational documents.

The consideration for the Shares was arbitrarily determined by us.

The price at which the Shares are being issued to you is not necessarily indicative of the value of our assets, earnings, or book value. You should not regard the purchase price of the Shares as an indication of the current or future value of the Company. We cannot provide any assurance that the Shares could be sold for the purchase price or for any amount.

Dividends are not guaranteed.

We cannot provide any assurance that we will be able to make any dividends from operations or any distribution upon the ultimate sale or other disposition of the Company or our assets. Dividends, if any, will at all times be subject to the prior payment of expenses and establishment and maintenance of reserves, and subject to the determination of the Board.

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You will be a minority equity holder of the Company.

Your Shares represent a minority of the equity interests of the Company. The interests of those stockholders holding a majority of the equity interests may differ from your interests and other holders of a minority of the equity interests with respect to the issuance of equity, business transactions with or sales to other companies, selection of officers and managers and other business decisions. Accordingly, you will not be able to significantly influence management decisions.

Stockholders may suffer substantial dilution from future issuances of equity or securities exercisable, convertible or exchangeable into equity of the Company.

We may issue additional equity or securities exercisable, convertible or exchangeable into equity of the Company in the next several months and years, either in connection with attracting or retaining management, employees or consultants, or in private offerings to meet working capital requirements and to fund growth and expansion. Any grants or sales of additional equity will have a dilutive effect on the existing stockholders, which could adversely affect the value of the Shares.

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EXHIBIT F

ACCREDITED INVESTOR QUESTIONNAIRE

You represent that you are an “accredited investor” defined in Rule 501 of the Securities Act because (please initial as appropriate):

a.Individuals
_______ Initial	i.Subscriber has an individual net worth[1], or joint net worth with his or her spouse, in excess of $1,000,000;
_______ Initial

ii.Subscriber had individual income[2] (exclusive of any income attributable to his or her spouse) of more than $200,000 in each of the past two years, or joint income with his or her spouse of more than $300,000 in each of those years, and reasonably expects to reach the same income level in the current year; or

_______ Initial	iii.Subscriber is a director or executive officer of the Company.
b.Corporations, Foundations, Endowments, Partnerships or Limited Liability Companies
_______ Initial	i.Subscriber has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the Units offered; or
_______ Initial

ii.Each of Subscriber’s equity owners is an accredited investor as described in this Section. The Company, in its sole discretion, may request information regarding the basis on which such equity owners are accredited.

c.Employee Benefit Plans
_______ Initial

i.Subscriber is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), and the decision to invest in the Company was made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company or registered investment adviser. The name of such plan fiduciary is: _____________________.

1For purposes of this Agreement, the term "net worth" means the excess of total assets at fair market value, including home furnishings and automobiles, over total liabilities; provided that, (i) Subscriber's primary residence shall not be included as an asset, (ii) indebtedness that is secured by Subscriber's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of the Series A Preferred Units, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of the Series A Preferred Units exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability), and (iii) indebtedness that is secured by Subscriber's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of the Series A Preferred Units shall be included as a liability.

2For purposes of this Agreement, the term "individual income" means adjusted gross income, as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any tax-exempt interest income under Section 103 of the Code, received; (ii) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040; (iii) any deduction claimed for depletion under Section 611 et seq. of the Code; (iv) amounts contributed to an Individual Retirement Account (as defined in the Code) or Keogh retirement plan; (v) alimony paid; and (vi) any elective contributions to a cash or deferred arrangement under Section 401(k) of the Code.

________ *Initial* ii. Subscriber is an employee benefit plan within the meaning of ERISA and has total assets in excess of $5,000,000; or

________ *Initial* iii. Subscriber is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees and has total assets in excess of $5,000,000.

a. Individual Retirement Accounts, Keogh Plans and Other Self-Directed Defined Contribution Plans

________ *Initial* i. Subscriber is an individual retirement account, Keogh Plan or other self-directed defined contribution plan in which a participant may exercise control over the investment of assets credited to his or her account and the investing participant is an accredited investor because such participant has an individual net worth, or joint net worth with his or her spouse, in excess of $1,000,000 or has had an individual income of more than $200,000 in each of the past two years, or joint income with his or her spouse of more than $300,000 in each of those years and reasonably expects to reach the same income level in the current year. *The Company, in its sole discretion, may request information regarding the basis on which such participants are accredited.*

b. Section 501(c)(3) Organizations

________ *Initial* i. Subscriber is an organization described in Section 501(c)(3) of the Code, was not formed for the specific purpose of acquiring the Units offered and has total assets in excess of $5,000,000.

c. Trusts

________ *Initial* i. Subscriber has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the Units offered and its purchase is directed by a sophisticated person. *As used in the foregoing sentence, a "sophisticated person" is one who has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment*; or

________ *Initial* ii. Subscriber is: (a) a bank as defined in Section 3(a)(2) of the Securities Act, a savings and loan association, or other institution as defined in Section 3(a)(5)(A) of the Securities Act; (b) acting in a fiduciary capacity; and (c) subscribing for the purchase of the interests being offered on behalf of a trust account or accounts; or

________ *Initial* iii. Subscriber is a revocable trust which may be amended or revoked at any time by the grantors thereof and all of the grantors are accredited investors as described herein. *The Company, in its sole discretion, may request information regarding the basis on which such grantors are accredited.*

EXHIBIT G

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on June 25, 2019, by the undersigned (the “Holder”) pursuant to the terms of that certain Common Stock and Series Post Seed Preferred Unit Investment Agreement dated as of June 25, 2019 (the “Investment Agreement”), by and among the Companies and certain investors, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of Innovation Labs Ltd., a Delaware corporation (the “Corporation”), and/or units of membership interests in Innovation Shares LLC, a Delaware limited liability company (the “LLC”), as a transferee of such shares of the Corporation (the “Shares”) and/or such units of membership interests in the LLC (the “Units”) from a party who is either (a) a “Purchaser” bound by the Investment Agreement or

(b) a direct or indirect assignee or transferee of a “Purchaser” who is bound by the Investment Agreement or portions thereof, and after such transfer, Holder shall be a party to the Investment Agreement solely for all purposes of Section 7 and Section 9 of the Investment Agreement.

1.2Agreement. Holder hereby (a) agrees that the Shares and the Units (and any other shares of the Corporation or units of interest in the LLC issuable upon conversion thereof) as required by the Investment Agreement to be bound thereby, shall be bound by and subject to, and hereby accepts, adopts and agrees to be bound by, all of the terms of Section 7 and Section 9 of the Agreement as if Holder were originally a party to the Agreement solely for purposes of such Sections.

1.3Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

HOLDER: CFN ENTERPRISES, INC. ACCEPTED AND AGREED:

By:   [NAME/TITLE]

Address: